UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2010

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

On January 15, 2010, Central Garden & Pet Company (the “Company”) issued a press release announcing that Jeffery A. Blade, the Company’s Senior Vice President, Chief Financial Officer and Secretary, had resigned effective January 14, 2010 by mutual agreement with the Company. The Company also announced that Stuart W. Booth, the Company’s former Executive Vice President and Chief Financial Officer, will serve as interim Chief Financial Officer until the successful completion of a search for a new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to a Separation Agreement Amendment dated January 14, 2010 relating to his appointment as interim Chief Financial Officer, Mr. Booth will receive an annual salary of $400,000 and a transition bonus of $16,667 for each month worked. Mr. Booth was also granted an option to purchase 50,000 shares of Class A common stock at an exercise price equal to the closing price on January 15, 2010. The options will be subject to time-based and performance-based vesting. The foregoing discussion is qualified in its entirety by the specific terms of the Separation Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Mr. Booth, age 59, served as the Company’s Chief Financial Officer from January 2002 to September 2009. There was no arrangement or understanding between him and any other person pursuant to which he was to be selected as an officer, and Mr. Booth has no family relationship with any officer or director of the Company. There is no information about Mr. Booth required by Item 404(a) of Regulation S-K.

Determination of Satisfaction of Fiscal 2009 Performance Targets

On January 15, 2010, the Compensation Committee determined that for options granted in fiscal 2008 and fiscal 2009, 100% of the fiscal 2009 performance targets were satisfied for the options granted to the executive officers identified in the Company’s definitive proxy statement filed December 30, 2009. In addition, because the cumulative performance in fiscal 2008 and fiscal 2009 exceeded the cumulative targets for those years, the remaining performance-based portion of the fiscal 2008 option grants has now been satisfied in full with respect to fiscal 2008.

The following table supplements and updates the Outstanding Equity Awards at Fiscal Year End table appearing in the Company’s definitive proxy statement filed December 30, 2009 to reflect the satisfaction of the fiscal 2009 performance targets for the performance-based options granted in fiscal 2008 and fiscal 2009 and the satisfaction of the cumulative performance targets for the performance-based options granted in fiscal 2008.

	Option Awards
Name	Number of Shares Underlying Unexercised Options Exercisable		Number of Shares Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date
William E. Brown	30,000	(1)	70,000	(1)	150,000	(1)	$10.00	6/19/2014
	30,000	(1)	70,000	(1)	150,000	(1)	$12.50	6/19/2014
	30,000	(1)	70,000	(1)	150,000	(1)	$15.00	6/19/2014
	30,000	(2)	70,000	(2)	150,000	(2)	$10.00	6/19/2014
	30,000	(2)	70,000	(2)	150,000	(2)	$12.50	6/19/2014
	30,000	(2)	70,000	(2)	150,000	(2)	$15.00	6/19/2014
	—		50,000	(1)	200,000	(1)	$10.00	4/14/2015
	—		50,000	(1)	200,000	(1)	$12.50	4/14/2015
	—		50,000	(1)	200,000	(1)	$15.00	4/14/2015
	—		50,000	(2)	200,000	(2)	$10.00	4/14/2015
	—		50,000	(2)	200,000	(2)	$12.50	4/14/2015
	—		50,000	(2)	200,000	(2)	$15.00	4/14/2015
Jeffrey A. Blade (3)	—		10,000	(2)	40,000	(2)	$10.92	9/8/2015
Glen R. Fleischer	—		18,750	(2)	56,250	(2)	$7.76	3/4/2014
	—		20,000	(2)	80,000	(2)	$8.00	4/14/2015
Michael A. Reed	18,000	(2)	30,000	(2)	72,000	(2)	$4.60	3/4/2014
	—		15,000	(2)	60,000	(2)	$8.00	4/14/2015
Stuart W. Booth	12,000	(2)	20,000	(2)	48,000	(2)	$4.60	3/4/2014
James V. Heim	12,000	(2)	20,000	(2)	48,000	(2)	$4.60	3/4/2014
	—		5,000	(2)	20,000	(2)	$8.00	4/14/2015

(1)	Common Stock.
(2)	Class A Common Stock.
(3)	These options terminated upon Mr. Blade’s resignation as Chief Financial Officer effective January 14, 2010.

Item 9.01.	Financial Statements and Exhibits

10.1	Separation Agreement Amendment between Stuart W. Booth and Central Garden & Pet Company, dated January 14, 2010.

99.1	Press Release dated January 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ WILLIAM E. BROWN
William E. Brown
Chairman and Chief Executive Officer

Dated: January 19, 2010

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